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                                                           EXHIBIT 23.3


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Vysis, Inc. of our report dated March 13, 1998 relating to the consolidated effort financial statements and financial statement schedule which appears on pages 34 of the Vysis Inc. Annual Report on Form 10-K for the year ended December 31, 1999.



PRICEWATERHOUSECOOPERS LLP



Chicago, Illinois
March 29, 2000